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The Board of Directors
New Brunswick Scientific Co., Inc.:


         We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                     KPMG Peat Marwick LLP


                                                     /S/ KPMG Peat Marwick LLP


Short Hills, New Jersey
September 2, l997